UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 16, 2021

Taylor Morrison Home Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35873	83-2026677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

(Address of principal executive offices and zip code)

(480) 840-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TMHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, in connection with his pending appointment as U.S. Ambassador to Turkey, former U.S. Senator Jeffry L. Flake, a member of the Board of Directors (the “Board”) of Taylor Morrison Home Corporation (the “Company”), notified the Company of his decision to resign from the Board. Senator Flake’s resignation from the Board is effective November 16, 2021 (the “Effective Date”).

Effective as of the Effective Date, the Board, on the recommendation of its Nominating and Governance Committee (the “Nominating Committee”), appointed Christopher Yip as an independent member of the Board to fill the vacancy left by Senator Flake’s departure to serve as a director until the Company’s annual meeting of stockholders to be held in 2022 and until his successor has been duly elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal. In addition, the Board also appointed Mr. Yip as a member of the Nominating Committee, effective as of the Effective Date.

Mr. Yip, age 39, has been a Partner and Managing Director of RET Ventures, an early stage venture fund primarily focused on real estate technology since 2019. Prior to joining RET Ventures, Mr. Yip was an investor at the global private equity firm TPG Capital, where he led growth investments in tech-enabled companies and partnered closely with CEOs and entrepreneurs. He began his career as a consultant with McKinsey & Company. Mr. Yip has an MBA from the Stanford GSB, where he was an Arjay Miller Scholar, as well as an AB in Economics and an SM in Computer Science from Harvard University.

Under the Company’s annual compensation program for eligible directors, Mr. Yip will be entitled to receive the Company’s standard compensation provided to all the Company’s independent directors for service on the Board (currently an $85,000 annual cash retainer, an additional $10,000 annual cash retainer payable to members of the Nominating Committee and an annual equity award with a grant date fair value of $165,000 and payable in the form of restricted stock units (“RSUs”)). Mr. Yip will also be entitled to participate in the Taylor Morrison Home Corporation Non-Employee Deferred Compensation Plan (the “Director Plan”). The material terms of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan, as amended and restated (the “Incentive Plan”), the RSUs, the Director Plan and the deferred stock units issued under the Director Plan are the same as those described in the Company’s definitive Proxy Statement on Schedule 14A filed with the SEC on April 16, 2021 and as provided in the Incentive Plan, the form of RSU award agreement, the Director Plan and the form of deferred stock unit agreement, each as previously filed with the SEC.

Mr. Yip has also entered into the Company’s customary indemnification agreement for directors and officers.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Taylor Morrison Home Corporation

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Executive Vice President, Chief Legal Officer and Secretary

Date: November 16, 2021